Exhibit 10.3

THE TRANSFER OF THIS PROMISSORY NOTE IS SUBJECT TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE TO STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION OR AN EXEMPTION THEREFROM

THE TERMS AND CONDITIONS SET FORTH IN THIS PROMISSORY NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF THE DATE HEREOF BY AND AMONG COMVEST INVESTMENT PARTNERS II LLC, HADDOCK, INC. AND FLOUNDER CORPORATION.

PROMISSORY NOTE

$5,000,000.00	Boston, Massachusetts
June 22, 2005

FOR VALUE RECEIVED, the undersigned FISCHER IMAGING CORPORATION, a Delaware corporation, with its chief executive office located at 12300 North Grant Street, Denver, Colorado (referred to herein as the “Maker”), hereby unconditionally promises to pay to the order of HOLOGIC, INC., a Delaware corporation, at its place of business at 35 Crosby Drive Bedford, Massachusetts (“Lender”), the principal sum of FIVE MILLION DOLLARS ($5,000,000.00) in lawful money of the United States of America, in immediately available funds, payable as set forth herein, together with interest on the unpaid principal amount from time to time outstanding at a rate per annum equal to two percent (2%) in excess of the Prime Rate (as defined below), in effect from time to time, payable as set forth herein.

This Note is being issued pursuant to the terms of the Loan Agreement between Maker and Lender dated as of even date hereof (the “Loan Agreement”) to evidence the Loan by Lender to Maker and is secured by all of the Collateral (as defined in the Security Agreement) and is entitled to all of the benefits of the provisions of the Loan Agreement and the other Loan Documents.

All outstanding principal and interest (whether at the stated rate or at the Default Rate of Interest) hereunder shall be due and payable in full upon the earliest to occur of (i) immediately prior to Maker, or any officer, director, employee, financial advisor, representative or agent of Maker furnishing non-public information to any person or entity in connection with an Acquisition Proposal (as such term is defined in the Asset Purchase Agreement), or entering into discussions or negotiations with any person or entity in connection with an Acquisition Proposal unless such discussions constitute Seller Permitted Response Actions (as such term is defined in the Asset Purchase Agreement); (ii) the date upon which Lender terminates the Asset Purchase Agreement in accordance with Section 7.1(e), Section 7.1(f) or Section 7.1(g) thereof; (iii) the date upon which Maker terminates the Asset Purchase Agreement in accordance with Section

7.1(h) thereof; (iv) the date upon which Lender terminates the Asset Purchase Agreement in accordance with Section 7.1(b) thereof if Maker’s failure to fulfill any obligation under the Asset Purchase Agreement has been a principal cause of or resulted in the failure of the Closing (as such term is defined in the Asset Purchase Agreement) to occur on or before the Outside Date(as such term is defined in the Asset Purchase Agreement), (iv) the date upon which Lender or Maker terminates the Asset Purchase Agreement pursuant to Section 7.1(d) of the Asset Purchase Agreement, (v) 30 days after the date upon which this Agreement is terminated by Lender or Maker pursuant to Section 7.1(a), or 7.1(b) of the Asset Purchase Agreement provided that neither party’s failure to fulfill any obligation under the Asset Purchase Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Outside Date, (vi) 180 days after the date upon which the Asset Purchase Agreement is terminated by Lender pursuant to Section 7.1(c); or (vii) 180 days after the date upon which this Agreement is terminated by the Maker pursuant to Section 7.1(f) or 7.1(b) if,in the case of a termination pursuant to Section 7.1(b), Lender’s failure to fulfill any obligation under the Asset Purchase Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Outside Date.

Notwithstanding the foregoing, if the purchase and sale contemplated under the Asset Purchase Agreement occurs on or before the Closing Date in accordance with the Asset Purchase Agreement (prior to the termination of the Asset Purchase Agreement in accordance with the terms thereof), all amounts outstanding hereunder shall be applied to reduce the Purchase Price (as defined in the Asset Purchase Agreement) in accordance with Section 1.3 of the Asset Purchase Agreement.

Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement (hereinafter defined): (a) all principal outstanding hereunder shall bear interest at a per annum rate equal to 11.75% (the “Default Rate of Interest”); (b) the Lender shall be entitled to accelerate all outstanding principal and interest hereunder and demand immediate payment in full of the same; and (c) the Lender shall be entitled to exercise all of its other rights and remedies as set forth in the Loan Agreement and the other Loan Documents.

Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed, adjusted daily.  “Prime Rate,” as used herein, shall mean for any day the highest “prime rate” published in The Wall Street Journal under the heading “Money Rates” on such day (or on the next day on which The Wall Street Journal is published).  In no event shall interest payable hereunder exceed the highest rate permitted by applicable law.  To the extent any interest received by Lender exceeds the maximum amount permitted by law, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.  The principal of this Note is subject to prepayment in full or in part at any time without premium or penalty.

Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.  No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  Acceptance by Lender of any payment after demand shall not be deemed a waiver of such demand.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.  Lender shall not be required to resort to any Collateral for payment, but may proceed against Maker and any guarantors or endorsers hereof in such order and manner as Lender may choose.

This Note shall be assignable by Lender without Maker’s consent and shall be binding upon and shall inure to the benefit of Maker and Lender and their respective successors and assigns; PROVIDED THAT Maker shall not assign or transfer any rights or obligations hereunder without Lender’s prior written consent.

This Note shall be governed by the laws of the Commonwealth of Massachusetts (other than its laws relating to conflict of laws).  The Maker irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

[SIGNATURE PAGE TO FOLLOW]

Executed as an instrument under seal as of the date first above written.

WITNESS:	FISCHER IMAGING CORPORATION

	By:	/s/ Harris Ravine
President and Chief Executive Officer